UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

Date of Report: August 17, 2007

DALECO RESOURCES CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382
(Address of principal executive offices)

Registrant’s telephone number, including area code:		610-429-0181

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, the Registrant received the resignations of Mr. Stephan V. Benediktson as a Director, the Chairman of the Board of Directors and the Chief Executive Officer of the Company and Mr. Nathan K. Trynin as a Director and the Vice Chairman of the Board of Directors of the Company. Their letter of resignations is dated August 8, 2007.

Mr. Benediktson and Mr. Trynin each served on the Executive Committee of the Board of Directors and on its Compensation Committee.

Neither Mr. Benediktson nor Mr. Trynin provided the Registrant with a written document, other than the letter of resignations, concerning the circumstances surrounding his resignation.

Mr. Benediktson and Mr. Trynin have been provided with a copy of this 8-K and have been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Should the Registrant receive a letter from Mr. Benediktson and/or Mr. Trynin, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

Exhibits:

Attached, as Exhibit 17.1 hereto, is Mr. Benediktson's and Mr. Trynin’s letter of resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DALECO RESOURCES CORPORATION (Registrant)

Date: August 17, 2007	By:	/s/ Gary J. Novinskie
Gary J. Novinskie,
President